UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2016

ADTRAN, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24612	63-0918200
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

901 Explorer Boulevard, Huntsville, Alabama 35806-2807

(Address of principal executive offices, including zip code)

(256) 963-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 12, 2016, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of ADTRAN, Inc. (the “Company”) made grants of restricted stock units under the ADTRAN, Inc. 2015 Employee Stock Incentive Plan (the “Incentive Plan”) to the named executive officers of the Company in the amounts set forth below:

Name	Restricted Stock Units
Thomas R. Stanton	29,071
Roger D. Shannon	7,421
Raymond Schansman	6,408
James D. Wilson, Jr.	6,463
Michael Foliano	5,095

Each participant’s grant of restricted stock units is subject to the terms of a Restricted Stock Unit Agreement in the form attached hereto as Exhibit 10.1, which is incorporated herein by reference. In accordance with the Restricted Stock Unit Agreements, the restricted stock units vest with respect to 25% of the award on each of the first four anniversaries of the grant date and any unvested portion of the award shall be forfeited in the event the participant incurs a separation from service from the Company for any reason. The shares of common stock underlying vested restricted stock units will be issued to the participant as soon as administratively practicable following the applicable vesting date.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Form of Restricted Stock Unit Agreement

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on November 16, 2016.

ADTRAN, Inc.

(Registrant)

By: /s/ Roger D. Shannon

Roger D. Shannon

Senior Vice President of Finance,

Chief Financial Officer,

Corporate Secretary and Treasurer

(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Restricted Stock Unit Agreement